UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, DC 20549



                                   FORM 8-K/A
                                   ----------

                                 Amendment No. 1
                                 ---------------


                                 CURRENT REPORT
     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934


         Date of Report (Date of earliest event reported): July 27, 2004


                                MONACO GROUP INC.
                                -----------------
             (Exact name of registrant as specified in its charter)

           Delaware                     0 - 50752               98-0404764
           --------                     ---------               ----------
(State or other jurisdiction of      (Commission File        (I.R.S. Employer
incorporation or organization)           Number)          Identification Number)


          20A Voyager Court South, Etobicoke, Ontario, Canada, M9W 5M7
          ------------------------------------------------------------
                    (Address of principal executive offices)


                                 (416) 213-0028
                                 --------------
                         (Registrant's telephone number)



Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[_] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[_] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[_] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[_] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 2.01.  ACQUISITION OR DISPOSITION OF ASSETS
------------------------------------------------


On May 25, 2004, Monaco Group Inc. (the "Company") entered into an Asset Purchase Agreement with Sweet Valley Foods Inc., an Ontario corporation ("Sweet Valley"), and MG Holdings Inc., an Ontario corporation and the Company's wholly owned subsidiary ("MG Holdings") (the "Asset Purchase Agreement"). Sweet Valley is a manufacturer, processor, and distributor of sugar and other grocery products.

On June 21, 2004, the parties entered into Asset Purchase Amending Agreement (the "Amendment") to amend certain provisions of the Asset Purchase Agreement. Under the terms of the Asset Purchase Agreement, as modified by the Amendment, Sweet Valley would sell to MG Holdings its assets related to the manufacturing, processing, and selling of sugar in consideration of $80,000 Canadian dollars in cash, 750,000 exchangeable shares of stock of MG Holdings (the "Exchangeable Shares"), and cash compensation for its inventory (the "Sugar Asset Transaction").

On July 27, 2004, the parties completed the Sugar Asset Transaction. The value of the inventory purchased, as at July 1, 2004, was $282,724.78 (Canadian Dollars). Couprie, Fenton Inc., a corporation owned by certain shareholders of Sweet Valley, has agreed to finance this inventory purchase on a short-term basis. The cash paid by MG Holdings at closing was $80,000.00 (Canadian Dollars). Burgio Family Holdings Inc., the largest shareholder of the Company, agreed to loan funds to the Company to complete this purchase. For financial reporting purposes, this transaction will be effective as of July 1, 2004. The assets acquired will continue to be used to manufacture, process, and distribute sugar. Sweet Valley has agreed to change its name within 30 days.

The following is a summary description of the Exchangeable Shares. Such description is qualified in its entirety by reference to (i) the Exchange Agreement, dated as of July 27, 2004, by and among Sweet Valley, MG Holdings, and the Company ("Exchange Agreement"), (ii) the Certificate of Incorporation of MG Holdings, dated November 10, 2003 ("MG Holdings Certificate"), and (iii) the Amendment to the Certificate of Incorporation of MG Holdings, dated July 16, 2004 ("MG Holdings Certificate Amendment"). Copies of the Exchange Agreement, MG Holdings Certificate, and MG Holdings Certificate Amendment are attached hereto as Exhibits 4.3 to 4.5.

     (i) Each Exchangeable Share may be exchanged for two shares of Company common stock.

     (ii) On not less than 30 days prior notice, MG Holdings may redeem some or all of the then outstanding Exchangeable Shares ("Redemption") on any date selected by its board of directors for the price of $1.25 per Exchangeable Share.

     (iii) Holders of Exchangeable Shares shall have until the 10th day immediately preceding the Redemption to elect, by written notice to the Company, to exchange the Exchangeable Shares for Company common stock.

The Company has formed a new subsidiary called Sweet Valley Food Corporation, an Ontario corporation, to operate the business and assets acquired by MG Holdings Inc.

Skyway Wholesale Grocers Inc., a subsidiary of Burgio Family Holdings Inc., the Company's largest shareholder, buys approximately 10% of the sugar distributed by Sweet Valley each year. The price paid by Skyway Wholesale Grocers for the sugar is in line with market rates.

Leo Couprie, a director of Sweet Valley, has been appointed to the board of directors of the Company. Mr. Couprie is also the Chairman of Couprie, Fenton Inc. Tyrone Ganpaul, a director of Sweet Valley, has been appointed Vice President of the Company.


ITEM 5.02.  OTHER EVENTS AND REGULATION FD DISCLOSURE
-----------------------------------------------------


On July 27, 2004, as part of the Sugar Asset Transaction, the Board of Directors of the Company ("Board"), acting by unanimous written consent, appointed Leo Couprie to the Board of the Company and appointed Tyrone Ganpaul to the office of Vice President of the Company.

Leo Couprie serves on the board of directors of Sweet Valley. Mr. Couprie is also the Chairman of Couprie, Fenton Inc., a company he co-founded in 1986. For 1994 to 1996, Mr. Couprie was the President of C&F Meat Brokers and from 1974 to 1984, a trader for Canada Packers Limited, International Division. Mr. Couprie also serves on the board of directors of Mortgage Central and Voyager Group Inc. Since 2001, he has served as the Chair of Seneca College's International Business Advisory Board.

Tyrone Ganpaul is currently the president and a director of Sweet Valley. Mr. Ganpaul has a wide ranging experience in financial management, marketing, control, and development for a number of business environments especially food, consumer products and resource products. From 2001 to 1994, he was a business development consultant for various companies, including Goudas Food Products Company Limited. From 1987 to 1994, Mr. Ganpaul was Vice President Finance for Export Packers Company Limited. Mr. Ganpaul has a degree in Economics and Business Administration from the University of Guyana and a RIA diploma from the Society of Management Accountants (formerly the Society of Registered Industrial Accountants).


ITEM 9.01.  FINANCIAL STATEMENTS AND EXHIBITS
---------------------------------------------


(a)  Financial statements of business acquired.


     The financial statements required by this item are included herein.

                             SWEET VALLEY FOODS INC.
                             -----------------------

                  REPORT AND CONSOLIDATED FINANCIAL STATEMENTS

                           December 31, 2003 and 2002

                          (Stated in Canadian Dollars)
                           --------------------------

                             SWEET VALLEY FOODS INC.
                             -----------------------

                        CONSOLIDATED FINANCIAL STATEMENTS

                     YEARS ENDED DECEMBER 31, 2003 AND 2002






                                    CONTENTS
                                    --------

Report of Independent Registered Public Accounting Firm                      1

Consolidated Balance Sheets                                                  2

Consolidated Statements of Earnings                                          3

Consolidated Statements of Cash Flows                                        4

Consolidated Statements of Stockholders' Equity (Deficiency)                 5

Notes to Consolidated Financial Statements                               6 - 10

                          INDEPENDENT AUDITORS' REPORT
                          ----------------------------

To the Directors of
Sweet Valley Foods Inc.

We have audited the consolidated balance sheets of Sweet Valley Foods Inc. as at December 31, 2003 and 2002 and the consolidated statements of earnings, cash flows and stockholders' equity for the years then ended. These consolidated financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these consolidated financial statements based on our audits.

Except as explained in the following paragraph, we conducted our audits in accordance with Canadian generally accepted auditing standards and the standards of the Public Company Accounting Oversight Board (United States of America). Those standards require that we plan and perform an audit to obtain reasonable assurance whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation.

Because we were appointed auditors of the Company during the year ended December 31, 2003, we were not able to observe the counting of physical inventories at the beginning of the year nor satisfy ourselves concerning those inventory quantities by alternative means. Since opening inventories enter into the determination of the results of operations and cash flows, we were unable to determine whether adjustments to cost of sales, income taxes, net earnings for the year and cash provided from operations might be necessary.

In our opinion, except for the effect of adjustments, if any, which we might have determined to be necessary had we been able to examine opening inventory quantities, as described in the preceding paragraph, these consolidated financial statements present fairly, in all material respects, the financial position of the Company as at December 31, 2003 and 2002 and the results of its operations and the changes in its cash flows for the year then ended in accordance with Canadian generally accepted accounting principles.


Toronto, Canada                                     /s/  Hennick Herman Mar, LLP
June 21, 2004                                              Chartered Accountants


     COMMENTS BY AUDITORS FOR U.S. READERS ON CANADA-U.S REPORTING CONFLICT
     ----------------------------------------------------------------------

In the United States of America, reporting standards for auditors require the addition of an explanatory paragraph (following the opinion paragraph) when there is substantial doubt about a company's ability to continue as a going concern. The accompanying consolidated financial statements have been prepared on the basis of accounting principles applicable to a going concern which assumes the realization of assets and discharge of liabilities in the normal course of business. As discussed in Note 1 to the accompanying consolidated financial statements, the Company is in the business of processing food products and has not achieved net income or positive cash flows, which raises substantial doubt about the Company's ability to continue as a going concern. The accompanying consolidated financial statements do not include any adjustments that might result from the outcome of this uncertainty.

Our report to the directors dated June 21, 2004 is expressed in accordance with Canadian reporting standards which do not permit a reference to such uncertainty in the auditors' report when the uncertainty is adequately disclosed in the financial statements.


Toronto, Canada                                     /s/  Hennick Herman Mar, LLP
June 21, 2004                                              Chartered Accountants

SWEET VALLEY FOODS INC.
-----------------------
Consolidated Balance Sheets
June 30, 2004 (Unaudited),
December 31, 2003 and 2002
(Stated in Canadian Dollars)
 --------------------------

                                                       (Unaudited)
                                                         June 30,                    December 31,
                                                           2004                2003                2002
                                                     ----------------    ----------------    ----------------
                                     ASSETS
Current
    Cash                                             $        44,819     $        75,205     $        51,195
    Accounts receivable (note 3)                             628,761             473,516             439,850
    Investment tax credit receivable (note 4)                 16,871              16,871              65,881
    Inventory                                                282,725             245,495             723,058
    Prepaid and sundry assets                                     30              11,184              11,381

                                                     --------------------------------------------------------

                                                             973,206             822,271           1,291,365
Property, Plant and Equipment (note 5)                       255,212             295,244             380,484
Goodwill (note 6)                                            227,844             227,844             227,844
                                                     --------------------------------------------------------

                                                     $     1,456,262     $     1,345,359     $     1,899,693
                                                     ========================================================


                                   LIABILITIES

Current
    Accounts payable and accrued charges (note 3)    $       928,630     $       853,973     $     1,385,260
    Long-term debt - current portion (note 7)                 62,500              62,500              62,500
                                                     --------------------------------------------------------

                                                             991,130             916,473           1,447,760

Long-term Debt (note 7)                                       41,567              72,817             135,317
Advances - Stockholders (note 8)                             566,828             566,828             566,828
                                                     --------------------------------------------------------

                                                           1,599,525           1,556,118           2,149,905
                                                     --------------------------------------------------------


                            STOCKHOLDERS' DEFICIENCY

Share Capital (note 9)                                            30                  30                  30
Deficit                                                     (143,293)           (210,789)           (250,242)
                                                     --------------------------------------------------------

                                                            (143,263)           (210,759)           (250,212)
                                                     --------------------------------------------------------

                                                     $     1,456,262     $     1,345,359     $     1,899,693
                                                     ========================================================


Nature and Continuance of Operations (note 1)
Commitments (notes 7 and 10)
Subsequent Event (note 12)


APPROVED BY THE BOARD OF DIRECTORS:


----------------------------------            ----------------------------------








                             SEE ACCOMPANYING NOTES

SWEET VALLEY FOODS INC.
-----------------------
Consolidated Statements of Earnings
For the six months ended June 30, 2004 and 2003  (Unaudited) and the years ended
December 31, 2003 and 2002
(Stated in Canadian Dollars)


                                                           (Unaudited)
                                                        Six months ended                          Year ended
                                                            June 30,                             December 31,
                                                     2004               2003                2003               2002
                                               ----------------   ----------------    ----------------   ----------------

Sales (note 3)                                 $     3,434,496    $     1,470,441     $     4,197,922    $     2,483,889

Cost of Sales (note 3)                               2,922,577          1,229,917           3,404,784          2,229,101
                                               --------------------------------------------------------------------------

Gross Profit                                           511,919            240,524             793,138            254,788
                                               --------------------------------------------------------------------------

Expenses
    Amortization                                        40,033             54,604             107,807             57,647
    Bad debts                                                -                  -               6,000             12,820
    Bank charges and interest                           29,936             37,623              14,023             18,774
    Commissions                                          7,641             37,049               1,473              5,684
    Equipment lease                                     38,420             31,314              37,434             59,616
    Insurance                                                -                  -               7,193              2,282
    Management fees                                          -                  -              60,000             23,750
    Office and general                                  49,957             26,286              63,288             40,122
    Professional fees                                   26,204              5,000              43,436             15,000
    Rent                                                81,501             70,583             148,778            105,300
    Repairs and maintenance                             12,713              1,611              15,784             15,358
    Storage                                             12,560             10,793              28,644             16,600
    Telephone                                            2,131              2,431               4,809              5,702
    Wages and benefits                                 143,327             75,419             233,618            192,256
                                               --------------------------------------------------------------------------

                                                       444,423            352,713             772,287            570,911
                                               --------------------------------------------------------------------------

Earnings (loss) before the undernoted                   67,496           (112,189)             20,851           (316,123)

    Investment tax credit earnings (note 4)                 -              16,871              18,602             65,881
                                               --------------------------------------------------------------------------

Earnings (loss) before income taxes                     67,496            (95,318)             39,453           (250,242)

    Income taxes (note 11)                              12,282                  -                   -                  -
    Income taxes recovery                              (12,282)                 -                   -                  -
                                               --------------------------------------------------------------------------

Net Earnings (loss) for the period             $        67,496    $       (95,318)    $        39,453           (250,242)
                                               ==========================================================================














                             SEE ACCOMPANYING NOTES

SWEET VALLEY FOODS INC.
-----------------------
Consolidated Statements of Cash Flows
For the six months ended June 30, 2004 and 2003  (Unaudited) and the years ended
December 31, 2003 and 2002
(Stated in Canadian Dollars)
 --------------------------


                                                             (Unaudited)
                                                          Six months ended                          Year ended
                                                              June 30,                             December 31,
                                                       2004               2003                2003               2002
                                                 ----------------   ----------------    ----------------   ----------------

Cash Flows from Operating Activities
    Net earnings (loss)                          $        67,496    $       (95,317)    $        39,453           (250,242)
    Add item not affecting cash:
       Amortization                                       40,033             54,604             107,807             57,647

    Changes in non-cash working capital items:
       Accounts receivable                              (155,245)          (130,617)            (33,668)          (239,348)
       Inventory                                         (37,230)           454,641             477,563           (370,138)
       Prepaid and sundry assets                          11,154               (180)                197            (10,341)
       Accounts payable and accrued charges               74,656           (241,889)           (531,286)           733,285
                                                 --------------------------------------------------------------------------

                                                             864             41,242              60,066            (79,137)
                                                 --------------------------------------------------------------------------

Cash Flows from Investing Activities
    Acquisition of capital assets                              -            (13,656)            (22,566)          (248,362)
    Business acquisitions                                      -                  -                   -               (100)
    Investment tax credit                                      -            (16,871)             49,010            (65,881)
                                                 --------------------------------------------------------------------------

                                                               -            (30,527)             26,444           (314,343)
                                                 --------------------------------------------------------------------------

Cash Flows from Financing Activities
    Advances from stockholders                                 -                  -                   -            246,828
    Long-term debt                                       (31,250)           (31,250)            (62,500)           197,817
    Issuance of shares                                         -                  -                   -                 30
                                                 --------------------------------------------------------------------------

                                                         (31,250)           (31,250)            (62,500)           444,675
                                                 --------------------------------------------------------------------------

Net increase (decrease) in cash during
    the period                                           (30,386)           (20,535)             24,010             51,195

Cash, beginning of period                                 75,205             51,195              51,195                  -
                                                 --------------------------------------------------------------------------

Cash, end of period                              $        44,819    $        30,660     $        75,205             51,195
                                                 ==========================================================================
















                               SEE ACCOMPANY NOTES

SWEET VALLEY FOODS INC.
-----------------------
Consolidated Statements of Stockholders' Deficiency
For the six months ended June 30, 2004 (Unaudited) and the
Period November 1, 2001 (Date of Incorporation) to December 31, 2003
(Stated in Canadian Dollars)
 --------------------------


                                                    Common Stock
                                             ---------------------------   Accumulated
                                                Number         Amount        Deficit         Total
                                             ------------   ------------   ------------   ------------
Capital stock issued
    For cash - at $1.00                               30    $        30    $         -    $        30
    Net loss for the period                            -              -       (250,242)      (250,242)
                                             ---------------------------------------------------------

Balance, as at December 31, 2002                      30             30       (250,242)      (250,212)
    Net earnings for the year                          -              -         39,453         39,453
                                             ---------------------------------------------------------

Balance, as at December 31, 2003                      30             30       (210,789)      (210,759)
    Net earnings for the period                        -              -         67,496         67,496
                                             ---------------------------------------------------------

Balance, as at June 30, 2004 (Unaudited)              30    $        30    $  (143,293)   $  (143,263)
                                             =========================================================






































                             SEE ACCOMPANYING NOTES

SWEET VALLEY FOODS INC.
-----------------------
Notes to the Consolidated Financial Statements
June 30, 2004 (Unaudited),
December 31, 2003 and 2002
(Stated in Canadian Dollars)
 --------------------------


1.   Nature of Business
-----------------------

     The Company was incorporated under the Ontario Business Corporation Act, Ontario, Canada and is in the business of processing food products.

     These consolidated financial statements have been prepared on a going concern basis. The Company has accumulated $143,293 of losses since inception which has been funded primarily by the shareholder advances. The Company's ability to continue as a going concern is dependent upon the ability of the Company to generate profitable operations in the future and/or to obtain the necessary financing to meet its obligations and repay its liabilities arising from normal business operations when they come due.

     These  consolidated   financial  statements  do  not  give  effect  to  any
     adjustments which would be necessary should the Company be unable to continue as a going concern and therefore be required to realize its assets and discharge its liabilities in other than the normal course of business and at amounts different from those reflected in the accompanying consolidated financial statements.

2.   Summary of Significant Accounting Policies
-----------------------------------------------

     These consolidated financial statements have been prepared in accordance with generally accepted accounting principles in Canada and are stated in Canadian dollars and conform in all material respects with accounting principles generally accepted in the United States of America. Because a precise determination of many assets and liabilities is dependent upon future events, the preparation of consolidated financial statements for a period necessarily involves the use of estimates which have been made using careful judgement. Actual results may differ from these estimates.

     The consolidated financial statements have, in management's opinion, been properly prepared within reasonable limits of materiality and within the framework of the significant accounting policies summarized below:

     Basis of Consolidation
     ----------------------

     These consolidated financial statements include the accounts of Sweet Valley Foods Inc. and its wholly owned subsidiary, Best Pac Foods Inc. All intercompany balances and transactions have been eliminated on consolidation.

     Property, Plant and Equipment
     -----------------------------

     Property, plant and equipment are recorded at cost. Amortization is charged using the following methods and annual rates:

          Computer equipment                  30% declining balance
          Leasehold improvements              10 year straight line
          Processing equipment                30% declining balance
          Warehouse equipment                 20% declining balance

     In the year of acquisition amortization is charged at one-half rates.

     Inventory
     ---------

     Inventory is valued at the lower of cost and net realizable value. Cost is determined using the average cost method.

SWEET VALLEY FOODS INC.
-----------------------
Notes to the Consolidated Financial Statements
June 30, 2004 (Unaudited),
December 31, 2003 and 2002
(Stated in Canadian Dollars)
 --------------------------


2.   Summary of Significant Accounting Policies (cont'd)
-----------------------------------------------

     Revenue Recognition
     -------------------

     Revenue is recognized when the customer has accepted delivery of the products and ultimate collection is reasonably assured. The Company ships goods based on the customer approved purchase order at prices negotiated and approved by the Company.

     Foreign Currency
     ----------------

     The company's functional currency is the Canadian dollar. Monetary assets and liabilities denominated in foreign currencies are translated into Canadian dollars at the exchange rate in effect at the balance sheet date. Non-monetary assets and liabilities and expenses are translated at exchange rates in effect at the time of each transaction. Gains and losses on translation are included in the results from operations.

     Financial Instruments
     ---------------------

     The carrying value of cash, accounts receivable and accounts payable and accrued charges approximate fair value because of the short-term maturity of these instruments. Long-term debt and stockholder advances also approximate fair value. Unless otherwise noted, it is management's opinion that the Company is not exposed to significant interest, currency or credit risks arising from these financial instruments.

     Government Assistance
     ---------------------

     The Company receives Research and Development funding from the Governments of Ontario and Canada. Amounts are applied to reduce the cost of the related expense to which they apply.

     Basic and Diluted Loss Per Share
     --------------------------------

     Basic income (loss) per share are computed by dividing the loss for the period by the weighted average number of common shares outstanding during the period. The Company has had 30 shares outstanding since inception and basic income (loss) per share has not been provided as it would not be meaningful.

     Income Taxes
     ------------

     The Company records income taxes in accordance with the Canadian Institute of Chartered Accountants' recommendations for accounting for income taxes. Under these recommendations current income taxes recognize the estimated income taxes payable for the current period. Future income tax assets and liabilities are recognized for temporary differences between the tax basis and the accounting basis of assets and liabilities, as well as for the benefits of losses available to be carried forward to future years for tax purposes that are more likely than not to be realized.

3.   Related Party Transactions
-------------------------------

     a) Included in accounts receivable as at June 30, 2004 is $Nil (December 31, 2003: $60,016; 2002: $3,231) due from Couprie, Fenton Inc. The accounts receivable arose in the normal course of business at amounts agreed upon by the transacting parties which approximate fair value.

SWEET VALLEY FOODS INC.
-----------------------
Notes to the Consolidated Financial Statements
June 30, 2004 (Unaudited),
December 31, 2003 and 2002
(Stated in Canadian Dollars)
 --------------------------


3.   Related Party Transactions (cont'd)
-------------------------------

     b) Included in accounts payable as at June 30, 2004 is $840,565 (December 31, 2003: $746,132; 2002: $1,274,517) due to Couprie, Fenton Inc. The
          accounts payable arose in the normal course of business at amounts agreed upon by the transacting parties which approximate fair value.

     Amounts outstanding with related parties are unsecured, non-interest bearing and have no fixed terms of repayment.

     Two thirds of the shareholders of Sweet Valley Foods Inc. are the ultimate shareholders of Couprie, Fenton Inc.

4.   Investment Tax Credit Receivable
-------------------------------------

     The Company is involved in research and development and is entitled to Federal investment tax credits, Ontario innovation tax credits and special income tax deductions. The Company has elected to use the Proxy method in determining investment tax credits earned on overhead expenditures.

     For the six months ended June 30, 2004 the amount of the investment tax credit receivable is $16,871 which management believes are refundable. For the year ended December 31, 2003, the amount of the claim totals $16,871 which management believes are refundable. These amounts are subject to review by the Ontario government.

5.   Property, Plant and Equipment
----------------------------------

                                               (Unaudited)                              December 31,
                                              June 30, 2004                         2003            2002
                                ---------------------------------------------   -----------------------------
                                                 Accumulated
                                        Cost    Amortization             Net               Net            Net
                                ---------------------------------------------   -----------------------------

     Processing equipment       $    392,396   $     191,102    $    201,294    $     236,814   $    322,411
     Warehouse equipment              29,782           9,033          20,749           23,054         18,751
     Computer equipment                2,085             916           1,169            1,376          1,322
     Leasehold improvements           40,000           8,000          32,000           34,000         38,000
                                ----------------------------------------------  -----------------------------

                                $    464,263   $     209,051    $    255,212    $     295,244   $    380,484
                                ==============================================  =============================

6.   Goodwill
-------------

     Goodwill is not amortized. Goodwill is written down in value only when the carrying amount exceeds the fair value. At June 30, 2004, December 31, 2003 and 2002, the fair value exceeds its carrying amount, the goodwill is not impaired and, therefore, has not been written down.

SWEET VALLEY FOODS INC.
-----------------------
Notes to the Consolidated Financial Statements
June 30, 2004 (Unaudited),
December 31, 2003 and 2002
(Stated in Canadian Dollars)
 --------------------------


7.   Long-Term Debt
-------------------

                                                                     (Unaudited)
                                                                      June 30,               December 31
                                                                        2004            2003             2002
                                                                        ----            ----             ----

     Business improvement loan bearing interest at prime plus
     3% per annum repayable in monthly instalments of $5,208
     plus interest due on February 15, 2006                      $       104,067  $      135,317          197,817

     Less: current portion                                                62,500          62,500           62,500
                                                                 -------------------------------------------------

                                                                 $        41,567  $       72,817  $       135,317
                                                                 =================================================

     The Business Improvement Loan is secured by an interest in/chattel mortgage over all the assets purchased with the loan, assignment of fire and other perils insurance on the assets purchased with the loan, with loss payable firstly to the bank, guarantees from the shareholders, jointly and severally, in an amount that is limited to $62,500 and an assignment and postponement of claim that is limited to $568,750 from each of the stockholders.

8.   Advances - Stockholders
----------------------------

     Amounts due to the stockholders as at June 30, 2004 of $566,828 (December 31, 2003: $566,828) are unsecured, non-interest bearing and have no specific terms of repayment.

9.   Share Capital
------------------

     Authorized
             Unlimited  preference shares, non-voting, non-participating,
                        Redeemable for $1 per share
             Unlimited  common shares

10.  Lease Commitment
---------------------

     The Company leases premises at 4055 Sladeview Crescent, Unit 4, Mississauga, Ontario. The lease expires July 14, 2005. Future minimum operating lease payments for the premises are due as follows for the years ended December 31:

          2004                                           $      87,542
          2005                                                  44,098
                                                         --------------

                                                         $     131,640
                                                         ==============

SWEET VALLEY FOODS INC.
-----------------------
Notes to the Consolidated Financial Statements
June 30, 2004 (Unaudited),
December 31, 2003 and 2002
(Stated in Canadian Dollars)
 --------------------------


11.  Income Taxes
-----------------

     The company has Federal non-capital tax losses of approximately $262,068 and Ontario non-capital tax losses of approximately $312,074 available to offset future taxable income. The tax losses expire as follows:

                                                     Federal         Ontario
                                                     -------         -------

          2009                                 $     158,523  $      158,523
          2010                                       103,545         153,551
                                               ------------------------------

                                               $     262,068  $      312,074
                                               ==============================

     The  difference  between  Federal and Ontario  non-capital  losses  carried
     forward  is  a  result  of  enhanced   Ontario   Research  and  Development
     incentives.

     The future tax benefit of these losses of approximately $94,000 has been offset by a valuation allowance against future income tax assets based on the extent to which it is more likely than not that sufficient taxable income will be realized during the carryforward period to utilize all the future tax assets.

12.  Subsequent Event
---------------------

     Effective July 1, 2004 the Company sold virtually all of the assets in respect of its sugar processing business including inventories, property, plant and equipment, goodwill and other miscellaneous assets. Assets excluded were cash and accounts receivable. The agreement also called for the Company to assign its liability for the Business Improvement Loan. The sale was made to the purchaser at fair market value. Consideration for the assets and assumption of liabilities was cash of $362,725 and 750,000 non-voting exchangeable shares of the purchaser.

(b)  Pro forma financial information.


     The pro forma financial information required by this item is included herein.

                                MONACO GROUP INC.
                                -----------------

                   PRO FORMA CONSOLIDATED FINANCIAL STATEMENTS

                                  June 30, 2004

                             (Stated in US Dollars)

                                   (Unaudited)
                                    ---------

                                MONACO GROUP INC.
                                -----------------
                      PRO FORMA CONSOLIDATED BALANCE SHEET
                                  June 30, 2004
                             (Stated in US Dollars)
                                   (Unaudited)
                                    ---------


                                           Monaco          Sweet Valley      Consolidation                Pro Forma
                                           Group              Foods          And Pro Forma               Consolidated
ASSETS                                      Inc.               Inc.           Adjustments      Notes    Balance Sheet
------                                ----------------   ----------------   ----------------   -----   ----------------

Current
   Cash                               $         1,297    $        33,437    $       (33,437)   (4b)    $         1,297
   Accounts receivable                         83,923            469,085           (469,085)   (4b)             83,923
   Inventory                                        -            210,926                  -                    210,926
   Prepaid expenses                                 -                 22                  -                         22
   Tax credit receivable                            -             12,587            (12,587)   (4b)                  -
                                      ----------------   ----------------   ----------------           ----------------
                                               85,220            726,056           (515,109)                   296,167
Capital assets                                      -            190,400                  -                    190,400
Goodwill                                            -            169,982            714,419    (2)             884,401
                                      ----------------   ----------------   ----------------           ----------------
                                      $        85,220    $     1,086,438    $       199,310            $     1,370,968
                                      ================   ================   ================           ================

LIABILITIES
-----------

Current
   Accounts payable and accruals      $        88,486    $       692,801    $      (692,801)   (4b)    $        88,486
   Loans from related party                    20,000                  -                  -                     20,000
   Advances from related party                 22,598                  -            270,610    (4a)            293,208
   Long term debt - current portion                 -             46,628                  -                     46,628
                                      ----------------   ----------------   ----------------           ----------------
                                              131,084            739,429           (422,191)                   448,322
Long term debt                                      -             31,011                                        31,011
Advances from shareholders                          -            422,880           (422,880)   (4b)                  -
                                      ----------------   ----------------   ----------------           ----------------
                                              131,084          1,193,319           (845,071)                   479,332
                                      ----------------   ----------------   ----------------           ----------------






                             SEE ACCOMPANYING NOTES






                                MONACO GROUP INC.
                                -----------------
                      PRO FORMA CONSOLIDATED BALANCE SHEET
                                  June 30, 2004
                             (Stated in US Dollars)
                                   (Unaudited)
                                    ---------


                                           Monaco          Sweet Valley      Consolidation                Pro Forma
                                           Group              Foods          And Pro Forma               Consolidated
                                            Inc.               Inc.           Adjustments      Notes    Balance Sheet
                                      ----------------   ----------------   ----------------   -----   ----------------

SHAREHOLDERS' EQUITY
--------------------

Share capital                                   4,447                 22                (22)                     5,947
                                                                                      1,500    (4a)
Paid in capital                                81,203                  -            936,000    (4a)          1,017,203
Deficit                                      (131,514)          (106,903)           106,903                    891,636
                                      ----------------   ----------------   ----------------           ----------------
                                              (45,864)          (106,881)         1,044,381                    891,636
                                      ----------------   ----------------   ----------------           ----------------
                                      $        85,220    $     1,086,438    $       199,310            $     1,370,968
                                      ================   ================   ================           ================





















                             SEE ACCOMPANYING NOTES

                                MONACO GROUP INC.
                                -----------------
                 PRO FORMA CONSOLIDATED STATEMENT OF OPERATIONS
                      for the year ended December 31, 2003
                             (Stated in US Dollars)
                                   (Unaudited)
                                    ---------


                                                                                   Pro Forma
                                             Monaco           Sweet Valley        Consolidated
                                             Group               Foods             Statement
                                              Inc.                Inc.           of Operations
                                        ----------------    ----------------    ----------------

Revenue
   Sales                                $        48,834     $     3,017,049     $     3,065,883
   Cost of sales                                 46,997           2,447,020           2,494,017
                                        ----------------    ----------------    ----------------

   Gross profit                                   1,837             570,029             571,866
                                        ----------------    ----------------    ----------------

General and Administrative Expenses
   Accounting and audit fees                      5,200              31,217              36,417
   Amortization                                       -              77,481              77,481
   Bad debt                                           -               4,312               4,312
   Commissions                                        -               1,059               1,059
   Consulting fees                               57,500                   -              57,500
   Equipment leasing                                  -              26,904              26,904
   Filing and regulatory fees                     2,184                   -               2,184
   Interest and bank charges                         87              10,078              10,165
   Insurance                                          -               5,170               5,170
   Legal fees                                    19,320                   -              19,320
   Management fees                                    -              43,122              43,122
   Office and general expenses                      179              45,485              45,664
   Rent                                               -             106,927             106,927
   Repairs and maintenance                            -              11,344              11,344
   Storage                                            -              20,586              20,586
   Telephone expenses                                 -               3,456               3,456
   Transfer agent fees                              745                   -                 745
   Wages                                              -             167,901             167,901
                                        ----------------    ----------------    ----------------
                                                 85,215             555,043             640,258
                                        ----------------    ----------------    ----------------






                             SEE ACCOMPANYING NOTES






Earnings (loss) before the following            (85,215)             14,986             (70,229)

Investment tax credit earnings                        -              13,369              13,369
                                        ----------------    ----------------    ----------------

Net loss for the year                   $       (83,378)    $        28,355     $       (55,023)
                                        ================    ================    ================

Pro forma loss per share                                                        $         (0.01)
                                                                                ================

Weighted average number of shares                                                     5,824,340
                                                                                ================


































                             SEE ACCOMPANYING NOTES

                                MONACO GROUP INC.
                                -----------------
                 PRO FORMA CONSOLIDATED STATEMENT OF OPERATIONS
                     for the six months ended June 30, 2004
                             (Stated in US Dollars)
                                   (Unaudited)
                                    ---------


                                                                                  Pro Forma
                                            Monaco           Sweet Valley        Consolidated
                                            Group               Foods             Statement
                                             Inc.                Inc.           of Operations
                                       ----------------    ----------------    ----------------
Revenue
   Sales                               $       194,429     $     2,559,428     $     2,753,857

   Cost of sales                               191,538           2,177,939           2,369,477
                                       ----------------    ----------------    ----------------

   Gross profit                                  2,891             381,488             384,379
                                       ----------------    ----------------    ----------------

General and Administrative Expenses
   Accounting and audit fees                     5,850              19,528              25,378
   Amortization                                      -              29,833              29,833
   Commissions                                       -               5,694               5,694
   Equipment leasing                                 -              28,631              28,631
   Filing and regulatory fees                    3,845                   -               3,845
   Interest and bank charges                     1,263              22,309              23,572
   Legal fees                                   39,227                   -              39,227
   Office and general expenses                     217              37,229              37,446
   Rent                                              -              60,736              60,736
   Repairs and maintenance                                           9,474               9,474
   Storage                                                           9,360               9,360
   Telephone expenses                                -               1,588               1,588
   Transfer agent fees                             625                   -                 625
   Wages                                             -             106,809             106,809
                                       ----------------    ----------------    ----------------

                                                51,027             331,189             382,216
                                       ----------------    ----------------    ----------------

Net income (loss) for the period               (48,136)             50,299               2,163
                                       ================    ================    ================

Pro forma earnings per share                                                   $          0.00
                                                                               ================

Weighted average number of shares                                                    5,946,500
                                                                               ================






                             SEE ACCOMPANYING NOTES

Monaco Group Inc.
Notes to the Pro Forma Consolidated Financial Statements
June 30, 2004
(Stated in US Dollars)
(Unaudited) - Page 1
 ---------


Note 1    Basis of Presentation
          ---------------------

          The accompanying unaudited pro forma consolidated balance sheet and unaudited consolidated statement of operations give effect to the acquisition of substantially all the assets and business of Sweet Valley Foods Inc. ("Sweet Valley") by a wholly-owned subsidiary of Monaco Group Inc., a Delaware corporation ("Monaco") effective on July 1, 2004 pursuant to an asset purchase agreement dated May 25, 2004 and an amended agreement dated June 21, 2004.

          The unaudited pro forma consolidated financial statements of Monaco included herein have been prepared by management of Monaco in accordance with the accounting principles generally accepted in the United States of America. They have been prepared from information derived from the December 31, 2003 audited financial statements of Monaco, the June 30, 2004 unaudited financial statements of Monaco, the December 31, 2003 audited financial statements of Sweet Valley and the June 30, 2004 unaudited financial statements of Sweet Valley, together with other information available to the corporations. In the opinion of management of Monaco, these unaudited pro forma consolidated financial statements include all adjustments necessary for fair presentation of the acquisition of the Sweet Valley assets by Monaco as described below.

          In preparing the pro forma consolidated financial statements, no adjustments have been made to reflect the additional costs or savings that could result from combining the operations of Monaco and Sweet Valley.

          The unaudited pro forma consolidated financial statements should be read in conjunction with the historical financial statements and notes thereto referred to above. The unaudited pro forma consolidated balance sheet gives effect to the acquisition of the Sweet Valley assets as if it had occurred on June 30, 2004. The unaudited pro forma consolidated statements of operations gives effect to the acquisition of the Sweet Valley assets as if it had occurred at the start of the fiscal period beginning on January 1, 2003. These unaudited pro forma financial statements are not necessarily indicative of the financial position or results of operations, which would have resulted if the combination and related transactions had actually occurred on those dates.

Monaco Group Inc.
Notes to the Pro Forma Consolidated Financial Statements
June 30, 2004
(Stated in US Dollars)
(Unaudited) - Page 2
 ---------


Note 2    Acquisition of Sweet Valley's Assets and Business
          -------------------------------------------------

          Pursuant to an Asset Purchase Agreement dated May 25, 2004, and an Amended Agreement dated June 21, 2004, a wholly-owned subsidiary of Monaco acquired substantial all of the assets and business of Sweet Valley. The acquisition has been accounted for using the purchase method of accounting. Under this method, the shares issued are valued at the fair value of the assets and liabilities acquired determined at July 1, 2004 based on the unaudited working capital of Sweet Valley as follows:


                                                               July 1, 2004
                                                                Fair Value
                                                                 Acquired
                                                             ----------------

          Assumed current assets                             $       210,948
          Capital assets                                             190,400
          Goodwill                                                   884,400
          Assumed liabilities                                        (77,639)
                                                             ----------------

          Fair value of 100% interest acquired               $     1,208,110
                                                             ================
          Consideration paid
             Cash                                            $       270,610
             Shares issued at fair value - Note 4(a)                 937,500
                                                             ================

          The carrying values of the assets and liabilities of Sweet Valley as presented in the June 30, 2004 historical financial statements approximate their fair values.

Monaco Group Inc.
Notes to the Pro Forma Consolidated Financial Statements
June 30, 2004
(Stated in US Dollars)
(Unaudited) - Page 3
 ---------


Note 3    Share Capital
------    -------------


          Authorized:     10,000,0    common shares, par value $0.001 per share

          Pro forma Common Shares Issued:

                                                               Common shares           Additional
                                                           Number                       Paid-in
                                                         of Shares      Par Value       Capital        Deficit         Total
                                                        ------------   ------------   ------------   ------------   ------------

          Monaco common shares at June 30, 2004           4,446,500    $     4,447    $    81,203    $  (131,514)   $   (45,864)
          Sweet Valley shares issued at June 30, 2004            30             22              -       (106,903)      (106,851)
          Adjustments                                           (30)           (22)             -        106,903        106,851
          Issued pursuant to purchase agreement -
            Note 4a(i)                                    1,500,000          1,500        936,000              -        937,500
                                                        ------------   ------------   ------------   ------------   ------------

                                                          5,946,500    $     5,947    $ 1,017,203    $  (131,514)   $   891,636
                                                        ============   ============   ============   ============   ============

          The number of shares issued and outstanding is that of Monaco.

          Subsequent to June 30, 2004, Monaco increased its authorized common stock to 15,000,000 shares, and authorized 4,000,000 preferred stock at $0.001 par value.

Monaco Group Inc.
Notes to the Pro Forma Consolidated Financial Statements
June 30, 2004
(Stated in US Dollars)
(Unaudited) - Page 4
 ---------


Note 4    Pro Forma Adjustments
------    ---------------------

          The unaudited pro forma consolidated financial statements include the following pro forma adjustments:

          a) Subsequent to June 30, 2004, Monaco completed the following transactions:

               i) Purchased substantially all the assets and business of Sweet Valley for $270,610 cash ("Cash Amount") and 750,000 exchangeable shares of a subsidiary of Monaco that are exchangeable for 1,500,000 shares of Monaco common stock at a per share price of $0.625; and

               ii) Monaco was advanced $59,684 (CDN $80,000) from a shareholder and $210,926 (CDN $282,725) from a related party to Sweet Valley for a total of $270,610. These funds were used to pay the Cash Amount for the Sweet Valley acquisition.

          b) Pursuant to the Sweet Valley asset purchase agreement dated May 25, 2004, and the amended agreement dated June 21, 2004, a wholly-owned subsidiary Monaco purchased, effective July 1, 2004, substantially all the assets and business of Sweet Valley, excluding cash and accounts receivable, and assumed no liabilities except for a business loan in the amount of $77,639 (CDN $104,067) and the premise lease located 4055 Sladeview Cres., Unit #4, Mississauga, Ontario.


Note 5    Pro Forma Earnings Per Share
------    ----------------------------

          Pro forma earnings per share has been calculated using the historical weighted average number of shares previously reported by Monaco combined with the shares issued pursuant to the Sweet Valley purchase agreement.

(c)  Exhibits

Exhibit Number      Description
--------------      -----------


4.3 Exchange Agreement, dated as of July 27, 2004, by and among Monaco Group Inc, MG Holdings Inc., and Sweet Valley Foods Inc.*

4.4                 Certificate of Incorporation of MG Holdings,  dated November
                    10, 2003*

4.5                 Amendment  to  the  Certificate  of   Incorporation   of  MG
                    Holdings, dated July 16, 2004*

10.2 Asset Purchase Agreement dated May 25, 2004 by and among Monaco Group Inc, MG Holdings Inc., and Sweet Valley Foods Inc. (incorporated by reference from the Company's Current Report on Form 8-K filed with the SEC on May 28, 2004).*

10.3 Asset Purchase Amending Agreement dated June 21, 2004 by and among Monaco Group Inc, MG Holdings Inc., and Sweet Valley Foods Inc. (incorporated by reference from the Company's Current Report on Form 8-K/A filed with the SEC on June 22,
                    2004).*

*     Previously filed.



                                   SIGNATURES
                                   ----------

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

                                        Monaco Group Inc.
                                        (Registrant)



                                        /s/ Peter Nelipa
                                        ----------------------------
                                        Peter Nelipa
                                        Chief Executive Officer
                                        (Duly Authorized Officer)


                                        Date: October 13, 2004

                                  EXHIBIT INDEX
                                  -------------

Exhibit Number      Description
--------------      -----------


4.3 Exchange Agreement, dated as of July 27, 2004, by and among Monaco Group Inc, MG Holdings Inc., and Sweet Valley Foods Inc.*

4.4                 Certificate of Incorporation of MG Holdings,  dated November
                    10, 2003*

4.5                 Amendment  to  the  Certificate  of   Incorporation   of  MG
                    Holdings, dated July 16, 2004*

10.2 Asset Purchase Agreement dated May 25, 2004 by and among Monaco Group Inc, MG Holdings Inc., and Sweet Valley Foods Inc. (incorporated by reference from the Company's Current Report on Form 8-K filed with the SEC on May 28, 2004).*

10.3 Asset Purchase Amending Agreement dated June 21, 2004 by and among Monaco Group Inc, MG Holdings Inc., and Sweet Valley Foods Inc. (incorporated by reference from the Company's Current Report on Form 8-K/A filed with the SEC on June 22,
                    2004).*

*     Previously filed.